Exhibit 99.906CERT
SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Advantage Global Dividend Opportunity Fund (the “Trust”), hereby certifies, to the best of her knowledge, that the Trust’s report on Form N-CSR for the period ended October 31, 2010 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
     Date: December 27, 2010

By:

/s/ Karla M. Rabusch

Karla M. Rabusch
President
Wells Fargo Advantage Global Dividend Opportunity Fund
This certification is being furnished to the Securities and Exchnage Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

Exhibit 99.906CERT
SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Advantage Global Dividend Opportunity Fund (the “Trust”), hereby certifies, to the best of his knowledge, that the Trust’s report on Form N-CSR for the period ended October 31, 2010 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
     Date: December 27, 2010

By:

/s/ Kasey L. Phillips

Kasey L. Phillips
Treasurer
Wells Fargo Advantage Global Dividend Opportunity Fund
This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.